UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2015 (May 19, 2015)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2015, Avis Budget Group, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders in Wilmington, Delaware. The following matters were submitted to a vote of stockholders and the voting results were as follows:

(1)
Election of Directors: The ten nominees named in the Company’s 2015 proxy statement were elected to serve a one-year term expiring in 2016 and until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ronald L. Nelson	87,730,484	2,408,497	34,862	5,477,909
Alun Cathcart	89,956,383	98,617	118,843	5,477,909
Mary C. Choksi	89,941,541	129,510	102,792	5,477,909
Leonard S. Coleman	89,362,420	618,408	193,015	5,477,909
Jeffrey H. Fox	90,019,482	73,423	80,938	5,477,909
John D. Hardy, Jr.	90,014,279	77,087	82,477	5,477,909
Lynn Krominga	90,000,962	53,576	119,305	5,477,909
Eduardo G. Mestre	89,983,034	90,489	100,320	5,477,909
F. Robert Salerno	90,085,974	45,571	42,298	5,477,909
Stender E. Sweeney	89,947,550	139,485	86,808	5,477,909

(2)
Ratification of Appointment of Independent Registered Accounting Firm: The appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for fiscal year 2015 was ratified as follows:

Votes For	Votes Against	Abstain
94,354,207	1,207,757	89,788

(3)
Advisory Approval of the Compensation of our Named Executive Officers: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2015 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
87,574,665	2,384,371	214,807	5,477,909

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Corporate Secretary

Date: May 20, 2015